Petro River Oil Corp. Provides Update on Horizon Energy Partners’ Oil & Gas Interests Adjacent to Wytch Farm

NEW YORK, NY, December 21, 2015 – Petro River Oil Corp. (OTCBB: PTRCD) (OTCBB: PTRC) (“Petro River” or the "Company"), today provided an update from Horizon Energy Partners, LLC (“Horizon Energy”) regarding the development progress of two separate oil and gas interests comprising approximately 28,000 acres in the Dorset area of Southern England.  Petro River is currently a party to a conditional purchase agreement to acquire an interest in Horizon Energy.

The Dorset area is located just south of and adjacent to the giant Wytch Farm oil field, the largest onshore oil field in Western Europe, having produced approximately 500 million barrels of oil and 175 billion cubic feet of natural gas since first production in 1979. The Wytch Farm oil field was discovered by the British Gas Corporation in December 1973 and began producing oil in 1979. As part of the privatization of British Gas  (“BG”) in the 1980’s, Wytch Farm was sold to British Petroleum (“BP”), which took over as operator in 1984. For almost three decades, BP enhanced the development of the field by employing modern technology, primarily in the geoscience and engineering areas. In May 2011, BP sold its majority interest in Wytch Farm to Perenco, a private independent oil and gas company.

Both of the licenses were acquired by Southwestern Resources Ltd. (“Southwestern”), a wholly owned subsidiary of Horizon Energy, and are in areas that are directly in the migration fairway of the rich, Liassic oil “kitchen,” which has sourced the Wytch Farm oil field.  The Dorset area is highly prospective for commercial oil and gas discoveries and Southwestern will be diligently pursuing all potential opportunities on its holdings.

Dorset Offshore License.

Horizon Energy owns a 10% interest in offshore license P1918, with an option to acquire an additional 65% by electing to drill a well prior to April 30, 2016 (the “Dorset Offshore License”).

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The Dorset Offshore License comprises approximately 26,000 acres.

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Horizon Energy and its partners recently completed a merge and pre-stack depth migration reprocessing of two existing 3-D seismic surveys within the license area. The results confirm and enhance the previous interpretation of two structural features within the license.

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A number of historical wells drilled within the license area have encountered oil and gas shows and three flowed oil and/or gas on test.

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Subject to further interpretation, Horizon Energy believes at least 20 million barrels of recoverable prospective oil resources are contained in the larger structural feature, known as Colter. The process of identifying industry participants to drill a well to further delineate the Colter prospect is currently underway.

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In January 2016, a new 2-D line that will “tie” the onshore and offshore data sets will be acquired (the “2-D Tie Line”).  If this data confirms the current interpretation, it will high-grade another offshore hydrocarbon prospect that can be drilled from an onshore location.

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Based on internal, prospective resource calculations, all of these prospects will be commercially economic, even in the current energy commodity price environment.

Dorset Onshore License.

Horizon Energy owns a 50% interest in applications submitted to the United Kingdom Oil & Gas Authority (“OGA”) pursuant to the UK 14th onshore license round (the “Dorset Onshore License”).

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On December 17, 2015, the OGA awarded Southwestern and partners two blocks within its application area, comprising over 2,000 acres.

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Subject to the results of the 2-D Tie Line, one of these blocks will afford access to a land surface location that will enable them to drill a well onshore to the Dorset Offshore License area.

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The work program going forward on the newly awarded blocks will include the acquisition of a new 3-D seismic survey to more clearly delineate the traps comprising the pre-existing leads generated with older 2-D seismic data.

Management Commentary.

Steven Brunner, President of Petro River, stated:

“This is a great asset acquired by Horizon Energy and its strong management team. Both the Dorset Onshore and Offshore License acquisitions by Horizon Energy reflect Petro River’s strategy to take advantage of this low priced oil environment and acquire quality oil and gas assets not previously available to small oil and gas exploration and development companies.”

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About: Horizon Energy Partners, LLC.

Horizon Energy is an oil and gas exploration and development company with a portfolio of domestic and international assets.  The majority of the funding for Horizon Energy has come from seasoned oil and gas industry professionals, including several former senior oil industry executives who have run both major and large independent oil and gas companies (including Royal Dutch Shell, Texaco, Burlington Resources and Pogo Producing), and have advised large energy focused private equity funds and hedge funds (including KKR, Riverstone Holdings, Silver Point Capital and the Carlyle Group).   Horizon Energy is managed by Jonathan Rudney; Mr. Rudney has over 30 years of senior executive experience in the upstream oil and gas industry and, throughout his career, has been instrumental in the growth and success of several private E&P companies.  Horizon Energy was formed to take advantage of the current depressed oil market by identifying and acquiring a portfolio of several highly attractive oil and gas assets.  A common theme underlying each project is the application of modern technology, such as the use of 3-D seismic data.

About: Horizon I Investments, LLC.

Horizon I Investments, LLC (“Horizon Investments”) is a Delaware limited liability company with approximately $5.0 million in cash and a 20% membership interest in Horizon Energy.  On December 1, 2015, Petro River entered into a conditional purchase agreement to acquire 100% of Horizon Investments in an all-stock deal.  The transaction is expected to close in 2016.  Investors should review Petro River’s filings with the Securities and Exchange Commission (SEC) for additional information regarding Petro River’s conditional purchase of Horizon Investments, including its Current Report on Form 8-K filed with the SEC on December 7, 2015.

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent exploration and development company focused on applying modern technologies to oil and gas assets. Petro River’s core holdings are in the Mid- Continent Region in Oklahoma. Petro River utilizes its local and global expertise to exploit hydrocarbon-prone resources to build reserves and to create value for the Company and its shareholders. The Company also wholly owns Petro Spring, a technology focused business.  For more information, please visit our website at www.petroriveroil.com.

Forward-Looking Statements.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.  These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For further information, please contact:

Investor Relations

ir@petroriveroil.com

(469) 828-3900